CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated April 1, 2019, relating to the financial statements and financial highlights, which appears in SA AB Growth Portfolio’s, SA AB Small & Mid Cap Value Portfolio’s, SA BlackRock VCP Global Multi Asset Portfolio’s, SA Columbia Technology Portfolio’s, SA DFA Ultra Short Bond Portfolio’s, SA Dogs of Wall Street Portfolio’s, SA Emerging Markets Equity Index Portfolio’s, SA Federated Corporate Bond Portfolio’s, SA Fidelity Institutional AMSM Real Estate Portfolio’s (formerly SA Pyramis® Real Estate Portfolio), SA Fixed Income Index Portfolio’s, SA Fixed Income Intermediate Index Portfolio’s, SA Franklin Small Company Value Portfolio’s, SA Global Index Allocation 60/40 Portfolio’s, SA Global Index Allocation 75/25 Portfolio’s, SA Global Index Allocation 90/10 Portfolio’s, SA Goldman Sachs Global Bond Portfolio’s, SA Goldman Sachs Multi-Asset Insights Allocation Portfolio’s, SA Index Allocation 60/40 Portfolio’s, SA Index Allocation 80/20 Portfolio’s, SA Index Allocation 90/10 Portfolio’s, SA International Index Portfolio’s, SA Invesco Growth Opportunities Portfolio’s, SA Invesco VCP Equity-Income Portfolio’s, SA Janus Focused Growth Portfolio’s, SA JPMorgan Diversified Balanced Portfolio’s (formerly SA JPMorgan Balanced Portfolio), SA JPMorgan Emerging Markets Portfolio’s, SA JPMorgan Equity-Income Portfolio’s, SA JPMorgan Global Equities Portfolio’s, SA JPMorgan MFS Core Bond Portfolio’s, SA JPMorgan Mid-Cap Growth Portfolio’s, SA Large Cap Growth Index Portfolio’s, SA Large Cap Index Portfolio’s, SA Large Cap Value Index Portfolio’s, SA Legg Mason BW Large Cap Value Portfolio’s, SA Legg Mason Tactical Opportunities Portfolio’s, SA MFS Blue Chip Growth Portfolio’s, SA MFS Massachusetts Investors Trust Portfolio’s, SA MFS Total Return Portfolio’s, SA Mid Cap Index Portfolio’s, SA Morgan Stanley International Equities Portfolio’s, SA Oppenheimer Main Street Large Cap Portfolio’s, SA PIMCO VCP Tactical Balanced Portfolio’s, SA PineBridge High-Yield Bond Portfolio’s, SA Putnam International Growth and Income Portfolio’s, SA Schroders VCP Global Allocation Portfolio’s, SA Small Cap Index Portfolio’s, SA T. Rowe Price Asset Allocation Growth Portfolio’s, SA T. Rowe Price VCP Balanced Portfolio’s, SA Templeton Foreign Value Portfolio’s (formerly SA Franklin Foreign Value Portfolio), SA VCP Dynamic Allocation Portfolio’s, SA VCP Dynamic Strategy Portfolio’s, SA VCP Index Allocation Portfolio’s and SA WellsCap Aggressive Growth Portfolio’s Annual Report on Form N-CSR for the year ended January 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 26, 2019